UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2012

Outdoor Channel Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17287	33-0074499
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

43445 Business Park Drive, Suite 103, Temecula, California		92590
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	951.699.6991

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

On January 26, 2012, Outdoor Channel Holdings, Inc. (the "Company") filed a Current Report on Form 8-K to report the appointment of Roger L. Werner, Jr. as the Co-Chairman of the Board of Directors and the concurrent appointment of Mr. Thomas E. Hornish to the position of President and Chief Executive Officer, effective as of February 1, 2012. This Form 8-K/A is being filed solely to correct errors in the description of Mr. Hornish's employment agreement.

In connection with his election as the company’s president and chief executive officer, the Board of Directors approved an Amended and Restated Employment Agreement with Mr. Hornish (the "Employment Agreement"). A copy of the Employment Agreement was attached as Exhibit 99.3 to the Current Report on Form 8-K previously filed with the Securities and Exchange Commission on January 26, 2012 and incorporated by reference herein.

Term: The Agreement is effective on February 1, 2012 and ends on December 31, 2014 and may be renewed on mutually agreed terms.

Salary: Mr. Hornish's annual salary will be increased to $450,000.

Annual Incentive: Mr. Hornish will be eligible to receive an annual cash incentive payable for the achievement of performance goals established by the company's compensation committee Mr. Hornish's target bonus will be increased to 70% of his annual base salary.

Restricted Stock: An incremental award of 150,000 restricted shares of common stock will be granted to Mr. Hornish on February 1, 2012. Such restricted stock grant will be granted under and subject to the terms, definitions and provisions of the company’s 2004 Long-Term Incentive Plan (the "Plan"). Mr. Hornish's restricted stock grant will vest as follows: (i) In 2012, 30,000 shares shall vest in equal quarterly installments of 7,500 shares each, beginning on March 31, 2012, such that the entire 30,000 shares shall have vested on December 31, 2012, (ii) In 2013, 40,000 shares shall vest in equal quarterly installments of 10,000 shares each, commencing on March 31, 2013, such that the entire 40,000 shares shall have vested on December 31, 2013; and (iii) In 2014, 80,000 shares shall vest in equal quarterly installments of 20,000 shares each, commencing on March 31, 2014, such that the entire 80,000 shares shall have vested on December 31, 2014. Except as provided in the employment agreement, the Additional Restricted Stock will be subject to the Company’s standard terms and conditions for restricted share grants under the Plan.

Employee Benefits: Mr. Hornish is eligible to participate in all benefit programs available to the company’s executive officers.

Change in Control Vesting Acceleration: Upon a Change in Control (as such term is defined in the Plan), all of Mr. Hornish’s then outstanding awards relating to the company’s common stock (whether stock options, stock appreciation rights, shares of restricted stock, restricted stock units, or otherwise) (collectively, "Equity Awards") will fully vest.

Severance: Mr. Hornish is eligible to receive severance benefits in the event of certain terminations of his employment. If a termination of employment (including the Executive’s resignation) occurs during the period that is either three (3) months prior to or within twelve (12) months after a Change in Control, for purposes of the Employment Agreement it will be considered "in connection with a Change in Control.

In the event that the company terminates Mr. Hornish without Cause (as such term is defined in the Employment Agreement), or Mr. Hornish resigns for Good Reason (as such term is defined in the Employment Agreement), not in connection with a Change in Control, Mr. Hornish will receive (i) severance payments in equal monthly installments (less applicable withholding taxes) for a period of twelve (12) months (ii) if the date of termination occurs on or after July 1, Mr. Hornish will also be entitled to receive a pro-rata bonus for the year, based on good faith estimations of the achievement of performance goals on the date of termination, and (iii) if Mr. Hornish elects continuation coverage pursuant to COBRA, and provided that Mr. Hornish constitutes a qualified beneficiary under the Internal Revenue Code of 1986, as amended (the "Code"), the company will reimburse Mr. Hornish for the same level of health coverage and benefits as in effect for Mr. Hornish on the day immediately preceding the date of termination until the earlier of (A) twelve (12) months following the date of Mr. Hornish’s termination or resignation, or (B) the date upon which Mr. Hornish and his eligible dependents become covered under similar plans.

In the event that the company terminates Mr. Hornish without Cause (as such term is defined in the Employment Agreement), or Mr. Hornish resigns for Good Reason (as such term is defined in the Employment Agreement), in connection with a Change in Control, Mr. Hornish will receive (i) severance payments in equal monthly installments (less applicable withholding taxes) for a period of eighteen (18) months (ii) an amount equal to Executive's full Target Annual Incentive for the year, assuming full attainment of all performance goals, such bonus to be paid on the date of termination, and (iii) if Mr. Hornish elects continuation coverage pursuant to COBRA, and provided that Mr. Hornish constitutes a qualified beneficiary under the Internal Revenue Code of 1986, as amended (the "Code"), the company will reimburse Mr. Hornish for the same level of health coverage and benefits as in effect for Mr. Hornish on the day immediately preceding the date of termination until the earlier of (A) eighteen (18) months following the date of Mr. Hornish’s termination or resignation, or (B) the date upon which Mr. Hornish and his eligible dependents become covered under similar plans

The monthly severance payments that Mr. Hornish would be entitled to receive pursuant to his Agreement upon such a termination or resignation would be equal to one years' base salary if not in connection with a Change in Control, and 18 months base salary if in connection with a Change in Control. The severance payments and other benefits to which Mr. Hornish may become entitled to pursuant to his Agreement will be subject to the following: (i) Mr. Hornish signing (and not subsequently revoking) a release of claims agreement; (ii) Mr. Hornish agreeing to non-compete, non-solicit and non-disparagement provisions that would be in effect during the period in which Mr. Hornish receives severance payments; and (iii) Mr. Hornish’s continued compliance with the company’s standard form of confidential information and intellectual property agreement.

Excise Tax: In the event that the severance payments and other benefits payable to Mr. Hornish constitute "parachute payments" under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Hornish’s severance benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Hornish on an after-tax basis of the greatest amount of benefits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outdoor Channel Holdings, Inc.

January 26, 2012	By:	Thomas E. Hornish

Name: Thomas E. Hornish
Title: Chief Operating Officer and General Counsel